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                                                                  EXHIBIT (a)(2)


                                  NORSTAN, INC.

                                ACCEPTANCE LETTER

                        PURSUANT TO THE OFFER TO EXCHANGE
                       OPTIONS HELD BY ELIGIBLE EMPLOYEES
               UNDER NORSTAN, INC.'S 1995 LONG-TERM INCENTIVE PLAN
                                 FOR NEW OPTIONS
--------------------------------------------------------------------------------
              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M.,
                     CENTRAL TIME ON                 , 2001,
                          UNLESS THE OFFER IS EXTENDED
         --------------------------------------------------------------

To:      Norstan, Inc.
         5101 Shady Oak Road
         Minnetonka, Minnesota 55343
         Attention: Mary Kiernan
         Telephone: 952.352.4194
         Facsimile:   952.352.4044

         I have received the Offer to Exchange dated                2001
provided by Norstan, Inc. ("Norstan, Inc.," or the "Company") describing the stock option exchange program under which eligible employees of Norstan, Inc., holding options to purchase the Company's common stock, $.10 par value ("Common Stock") under the Norstan, Inc., 1995 Long Term Incentive Plan, as amended (the "Plan"), with an exercise price equal to or greater than $15.00 per share, may tender such options for cancellation in exchange for new options to be granted under the Plan.

UPON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE OFFER TO EXCHANGE
DATED                2001, AND IN THIS ACCEPTANCE LETTER (WHICH, TOGETHER WITH
THE OFFER TO EXCHANGE, AS THEY MAY BE AMENDED FROM TIME TO TIME, CONSTITUTES THE "OFFER"), I HEREBY TENDER TO NORSTAN, INC., ALL OF MY OPTIONS LISTED IN THE "OPTION REPORT" (ATTACHED HERETO AS ATTACHMENT A) WITH AN EXERCISE PRICE OF $15.00 OR HIGHER (THE "TENDERED OPTIONS") THAT WERE GRANTED TO ME UNDER THE PLAN AND ARE OUTSTANDING ON THE EXPIRATION DATE OF THE OFFER, IN EXCHANGE FOR NEW OPTIONS TO PURCHASE A NUMBER OF SHARES OF COMMON STOCK EQUAL TO 50 PERCENT OF THE SHARES COVERED BY THE TENDERED OPTIONS THAT THE COMPANY ACCEPTS FOR EXCHANGE (THE "NEW OPTIONS").

         I acknowledge and confirm that the Tendered Options consist solely of the following options (TO VALIDLY TENDER THE TENDERED OPTIONS, YOU MUST COMPLETE (VERIFY) THE FOLLOWING):



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
      NUMBER OF OPTIONS      GRANT DATE OF          EXERCISE PRICE OF
          TENDERED          TENDERED OPTION          TENDERED OPTION
          --------          ---------------          ---------------



         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to the Tendered Options.

         I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement or instrument of grant) and the Tendered Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

         The name of the registered holder of the Tendered Options appears on the signature line below exactly as it appears on the option agreement or agreements representing the Tendered Options.

     I understand and acknowledge that:

         (1) I may only tender options granted under the Company's 1995 Long-Term Incentive Plan, as amended, with an exercise price of at least $15.00 per share and that I am not required to tender any of such options in the Offer.

         (2) I may not tender only part of the options eligible to be tendered by me. If I choose to accept the Offer, I must tender all of my options granted under the Plan with an exercise price of at least $15.00 per share.

         (3) All Tendered Options properly tendered prior to 11:59 p.m., Central
Time, on               , 2001, unless the Company has extended the period of
time the Offer will remain open (the "Expiration Date"), and not properly withdrawn that are cancelled in the Offer will be exchanged for New Options, upon the terms and subject to the conditions of the Offer described in the Offer to Exchange.

         (4) Upon the Company's acceptance of the Tendered Options for exchange, the option agreement or other instrument of grant to which the Tendered Options are subject will terminate automatically and the Company will terminate and cancel all then outstanding options thereunder. All New Options will be subject to the terms and conditions of the Plan and the terms of a new option agreement or other instrument of grant to be issued by the Company, a copy of which I will receive after the New Options are granted.



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         (5) The New Options will not be granted until a date that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and will have (a) an exercise price (also known as the grant price or option price) equal to the fair market value of the Common Stock on the grant date of the New Options, determined under the terms of the Plan, (b) a term of ten years from the date of grant, subject to earlier expiration upon termination of employment (90 days from the date of termination), death or disability (one year after the date of death or the date employee is determined to be disabled), and (c) vest one-third on the date of grant and one-third on each of the first and second anniversaries of the date of the grant.

         (6) To be entitled to the New Options after my Tendered Options have been cancelled in the Offer, I must be eligible to receive options pursuant to the Plan from the date I tender my Tendered Options for exchange through, and including, the date of grant of the New Options. I will not be eligible to receive the New Options on the New Option grant date if I am not continuously and actively employed by or on an authorized short-term leave of absence from Norstan, Inc., (or the subsidiary that employs me) from the date I tender the Tender Options for exchange through, and including, the date of grant of the New Options, for any reason, including the following: (i) I receive a notice of involuntary termination with or without cause, from the Company or one of its subsidiaries; (ii) I resign or give notice of resignation from such employment, whether voluntarily or involuntarily or with or without good reason; (iii) I enter into an agreement with the Company or one of its subsidiaries with respect to my resignation, whether voluntarily or involuntarily or with or without good reason; (iv) I take a long-term leave of absence (lasting more than six months) or I am currently on a short-term leave of absence and I do not return to active employment within the authorized six month period, resulting in a recategorization of my leave as long-term; or (v) I die. IF, FOR ANY REASON, INCLUDING THOSE LISTED ABOVE, I AM NOT AN EMPLOYEE OF THE COMPANY OR ANY OF ITS SUBSIDIARIES, FROM THE DATE I TENDER THE TENDERED OPTIONS THROUGH THE DATE THE COMPANY GRANTS THE NEW OPTIONS, I WILL NOT RECEIVE ANY NEW OPTIONS OR ANY OTHER CONSIDERATION IN EXCHANGE FOR MY TENDERED OPTIONS THAT THE COMPANY HAS ACCEPTED FOR EXCHANGE.

         (7) I ACKNOWLEDGE THAT PARTICIPATION IN THE OFFER DOES NOT CONFER UPON ME THE RIGHT TO REMAIN IN THE EMPLOY OF NORSTAN, INC., OR ANY OF ITS SUBSIDIARIES. I AM EMPLOYED BY NORSTAN, INC., OR ONE OF ITS SUBSIDIARIES ON AN "AT-WILL" BASIS. AS AN AT-WILL EMPLOYEE, MY CONTINUED EMPLOYMENT IS AT THE WILL AND SOLE DISCRETION OF NORSTAN, INC., OR THE SUBSIDIARY THAT EMPLOYS ME. NEITHER NORSTAN, INC., NOR ANY OF ITS SUBSIDIARIES HAS EVER GUARANTEED OR PROVIDED ME WITH ANY ASSURANCE THAT I WILL NOT BE SUBJECT TO INVOLUNTARY TERMINATION OR THAT I WILL OTHERWISE REMAIN IN THE EMPLOY OF NORSTAN, INC., OR ANY OF ITS SUBSIDIARIES UNTIL THE NEW OPTION GRANT DATE.

         (8) If the Company merges or is consolidated with, or sells substantially all of its assets or stock to, another entity before the Company grants the New Options, the Company has the right to take any actions it deems necessary or appropriate to complete a transaction that its Board of Directors believes is in the best interest of the company and its shareholders. This could include terminating the Offer and any obligation to grant the New Options. IF THE COMPANY WERE



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

TO TERMINATE THE OFFER IN CONNECTION WITH A CHANGE OF CONTROL TRANSACTION, I WOULD NOT RECEIVE OPTIONS TO PURCHASE SECURITIES OF THE ACQUIROR OR ANY OTHER CONSIDERATION FOR THE TENDERED OPTIONS.

         (9) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

         (10) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

         (11) All options that I choose not to tender for exchange or that are not accepted or exchange shall remain outstanding and retain their current exercise price and exercise schedule.

         (12) The Company has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of participating or not participating in the Offer.

         (13) The Company has not made any representation or warranty to me whatsoever concerning the future value of its Common Stock and no employees or representatives of the Company are authorized to make, or have made, on behalf of the Company any representation or any recommendation to me as to whether or not I should tender my options pursuant to the Offer. I further acknowledge and agree that the Company has advised me that if I have any questions regarding the Offer or the New Options I should contact Mary Kiernan at Norstan, Inc. and/or review any of the following documents made available to me by Norstan, Inc., the Plan, the applicable option agreement for my current options, the Tender Offer Statement on Schedule TO, which was filed with the SEC in connection with the Offer, and/or any financial documents that Norstan, Inc., regularly files with the SEC from time to time. The Company has advised me that neither the Company nor its Board of Directors makes any recommendation as to whether or not I should tender my options for exchange that I must make my own decision whether to tender my options. The Company also has advised me in the Offer to Exchange that I should speak with my own tax advisor to determine the tax consequences of the tender of options under the Offer and the receipt of new options, prior to signing this Acceptance Letter.

         (14) The determination of whether to tender my eligible options pursuant to the Offer requires a subjective determination by me as to the future value of the Company's Common Stock and that the future value of the Company's Common Stock depends on a number of variables, including future events that involve substantial risks and uncertainties.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         The Offer is not being made to (nor will Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in



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compliance with the laws of such jurisdiction.

         By signing below, I agree to the terms and conditions set forth in this Acceptance Letter, including the terms and conditions of the Offer to Exchange.


-----------------------------------               ------------------------------
Signature                                         Date and Time

Name and Title
              --------------------------------    ------------------------------
                                                  Tax ID/SSN

------------------------------------------------------------------------------
address

-------------------------------------
telephone

         YOU MUST COMPLETE AND SIGN ABOVE EXACTLY AS YOUR NAME APPEARS ON THE OPTION AGREEMENT OR AGREEMENTS EVIDENCING THE TENDERED OPTIONS. IF THE SIGNATURE IS BY A TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT OR ANOTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY, PLEASE SET FORTH THE SIGNER'S FULL TITLE AND INCLUDE WITH THIS ACCEPTANCE LETTER PROPER EVIDENCE OF THE AUTHORITY OF SUCH PERSON TO ACT IN SUCH CAPACITY. SEE INSTRUCTIONS 1 AND 4 ATTACHED TO THIS ACCEPTANCE LETTER.


                                  INSTRUCTIONS

                         THESE INSTRUCTIONS FORM PART OF
                      THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF ACCEPTANCE LETTER. A properly completed and signed original of this Letter (or a facsimile thereof) must be received by the Company at its address or facsimile number set forth on the front cover of this Letter on or before the Expiration Date.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering eligible employees, by signing this Letter (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         DELIVERY OF THIS LETTER TO AN ADDRESS OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER OR TRANSMISSION VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ON PAGE 1 OF THIS LETTER WILL NOT CONSTITUTE A VALID DELIVERY.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT



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YOUR OWN RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED
BY THE COMPANY.

         IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

         2. WITHDRAWAL OF TENDERED OPTIONS. Tenders of Tendered Options made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. You must withdraw all Tendered Options; you may not withdraw only a portion of Tendered Options. If the Offer is extended by the Company beyond that time, you may withdraw the Tendered Options at any time until the extended expiration of the Offer. To withdraw Tendered Options, you must deliver a written Notice of Withdrawal with the required information to the Company while you still have the right to withdraw the Tendered Options. Withdrawals may not be rescinded and any Tendered Options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn Tendered Options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         3. TENDERS. If you intend to tender options pursuant to the Offer, you must verify the table on the first page of this Letter by confirming the number of Common Stock subject to each Tendered Option, the grant date of each Tendered Option and the exercise price of each Tendered Option. If you intend to tender eligible options pursuant to the Offer, you must tender all of your eligible options that are outstanding on the Expiration Date.

         4. SIGNATURES ON THIS ACCEPTANCE LETTER. If this Letter is signed by the eligible employee who is the holder of the Tendered Options, the signature must be by such employee. The signature must correspond with the name as written on the face of the option agreement or agreements to which the Tendered Options are subject without alteration, enlargement or any change whatsoever. If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

         5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter, may be directed to Mary Kiernan at the address and telephone number given on page 1 of this Letter. The Company will promptly furnish copies at its expense.

         6. IRREGULARITIES. All questions as to the number of Common Stock subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for exchange of any Tendered Options will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all Tendered Options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular Tendered Options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No



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tender of Tendered Options will be deemed to be properly made until all defects and irregularities have been cured or waived to the Company's satisfaction. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: TO ACCEPT THE OFFER, THE SIGNED LETTER (OR A FACSIMILE COPY THEREOF) MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY SIGNED PAPER COPY OF THIS LETTER BY REGULAR EXTERNAL MAIL, FACSIMILE OR HAND-DELIVERY. DELIVERY BY E-MAIL WILL NOT BE ACCEPTED.

         7. IMPORTANT TAX INFORMATION. You should carefully review Section 13 of the Offer to Exchange, which contains important tax information.




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